Exhibit 99.1

FOR IMMEDIATE RELEASE

At Heska Corporation:
Jason Napolitano, Executive Vice President & CFO
    (970) 493-7272, Ext. 4105

HESKA Announces Q4 and Annual Results -
Record Quarterly Net Income

Highest Quarterly and Annual Revenue in Company History

FORT COLLINS, CO, February 25, 2004 — Heska Corporation (Nasdaq: HSKA) today reported financial results for its fourth quarter and year ended December 31, 2003.

Heska highlights since its fourth quarter began in October include:

—	$21.6 million in quarterly revenue - an increase of 18% from 2002
—	$8.3 million quarterly gross profit on product sales - the highest result in Heska history
—	$1.4 million in quarterly net income - Heska’s most profitable quarter ever
—	Announced an agreement granting Schering-Plough Animal Health Corporation U.S. distribution and marketing rights for Heska’s canine heartworm preventive product
—	Launched the CBC-Diff™ Veterinary Hematology System, Heska’s latest hematology solution with advantages over competitive systems

“We are pleased to once again report a record quarter to our shareholders,” said Robert Grieve, Heska’s Chairman and CEO. “2003 was clearly Heska’s best year as a public company with record revenues, gross margin on product sales and our lowest net loss since our 1997 IPO. We are excited about our potential to improve on this performance in 2004.”

Segment Revenue
Total product revenue for the fourth quarter of 2003 was $21.2 million, up 18% from $18.0 million in the fourth quarter of 2002. For the year ended December 31, 2003, total product revenue was $64.0 million, up 28% from $50.1 million in 2002. Heska Corporation’s business is comprised of two reportable segments—Companion Animal Health and Diamond Animal Health. Product revenue from these segments is as follows:

Companion Animal Health   This segment includes revenue from the company’s diagnostic and monitoring instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals, primarily for canine and feline use. In the fourth quarter of 2003, this segment generated product revenue of $14.9 million, up 30% from $11.5 million in the fourth quarter of 2002. For the year ended December 31, 2003, this segment generated product revenue of $47.6 million, up 33% from $35.9 million in 2002.

Diamond Animal Health   This segment includes revenue from private label vaccine and pharmaceutical production, primarily for cattle but also for other species including small mammals, horses and fish. In the fourth quarter of 2003, this segment generated product revenue of $6.2 million, down 3% as compared to $6.4 million in the fourth quarter of 2002. For the year ended December 31, 2003, this segment generated product revenue of $16.3 million, up 15% from $14.2 million in 2002.

Investor Conference Call
Management will conduct a conference call on Wednesday, February 25, at 9:00 a.m. MST (11:00 a.m. EST) to discuss the fourth quarter and year-end 2003 financial results. To participate, dial (800)240-2134 (domestic) or (303)262-2142 (international); the conference call access number is 571041. The conference call will also be broadcast live over the Internet at http://www.heska.com. To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register, download and install any necessary audio software. Telephone replays of the conference call will be available for playback until March 10, 2004. The telephone replay may be accessed by dialing (800)405-2236 (domestic) or (303)590-3000 (international). The webcast replay may be accessed from Heska’s home page at www.heska.com.

About Heska
Heska Corporation (Nasdaq: HSKA) develops, manufactures and markets veterinary products. Heska’s core focus is on the canine and feline companion animal markets where it has devoted substantial resources to the research and development of innovative products. Heska’s state-of-the-art offerings to veterinarians include diagnostic and monitoring instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals. The company strives to develop high value products for unmet needs and to advance the state of veterinary medicine. For further information on Heska and its products, visit the company’s website at www.heska.com.

Forward-Looking Statements
This announcement contains forward-looking statements regarding Heska’s future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. Investors should note that Heska’s business is seasonal and the fourth quarter tends to be the company’s best quarter in terms of profitability. Based on Heska’s current expectations and guidance as well as seasonality, the first quarter of 2004 will likely result in a net loss and there can be no assurance Heska will be profitable in any future period. In addition, factors that could affect the business and financial results of Heska generally include the following: competition; inability to maintain current distribution and customer relationships; uncertainties regarding the ability or willingness of current customers to continue to purchase Heska’s products; inability to market, sell and distribute products to new customers; inability to manufacture, market, sell or distribute products at currently projected costs or obtain certain products in sufficient quantities; inability to obtain renewal or continuation of contracts, or obtain exclusivity, to market, sell or distribute products described herein; delays in or failure to achieve market acceptance of products; delays in or failure to achieve future product development; uncertainties regarding our ability to raise sufficient capital or borrow sufficient cash to fund future operations as needed; uncertainties regarding the outcome of research and development efforts or the ability to successfully develop or commercialize products in research and development; uncertainties regarding the ability to receive required regulatory approvals in a timely manner, if at all; uncertainties regarding the scope, enforceability and validity of patents and proprietary rights, which are subject to complex legal standards that vary from country to country and are subject to interpretation by administrative agencies and courts; quality of management; changes in business strategy or development plans; and the risks set forth in Heska’s filings and future filings with the Securities and Exchange Commission, including those set forth in Heska’s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

Financial Table Follows:

Consolidated Statements of Operations
In Thousands, Except per Share Amounts
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2002	2003	2002	2003

Revenue:
Products, net	$17,958	$21,167	$50,095	$63,950
Research, development and other	394	420	1,231	1,375

Total revenue	18,352	21,587	51,326	65,325
Cost of products sold	10,689	12,834	30,201	38,399

	7,663	8,753	21,125	26,926

Operating expenses:
Selling and marketing	3,482	3,919	13,128	15,750
Research and development	1,706	1,483	8,570	6,772
General and administrative	1,267	1,768	6,755	7,083
Restructuring and other operating expenses	--	--	1,007	515

Total operating expenses	6,455	7,170	29,460	30,120

Income (loss) from operations	1,208	1,583	(8,335)	(3,194)
Other, net	(127)	(113)	(334)	(214)

Income (loss) before income taxes	1,081	1,470	(8,669)	(3,408)
Income tax expense	--	51	--	51

Net income (loss)	$1,081	$1,419	$(8,669)	$(3,459)

Basic and diluted net income (loss) per share	$0.02	$0.03	$(0.18)	$(0.07)

Shares used for basic and diluted net income (loss) per share	47,628	48,393	47,720	48,115

Shares used for diluted net income per share	47,673	51,570	N/A	N/A

Balance Sheet Data
In Thousands
(unaudited)

	December 31,	December 31,
	2002	2003

Cash and cash equivalents	$6,026	$4,877
Total current assets	24,700	28,717
Total assets	35,585	38,896
Line of credit	7,596	7,528
Current portion of long-term debt	2,338	771
Total current liabilities	19,274	18,516
Long-term debt	770	1,735
Stockholders’ equity	9,210	6,656
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